Exhibit 11

         STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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                                                               Nine Months Ended            Three Months Ended
                                                                    June 30,                     June 30,
                                                             1994            1993          1994        1993

Net income per share was computed as follows:
Primary:
1) Income before extraordinary item and cumulative
    effect of a change in accounting principle             $6,116,770   $ 7,106,628    $  734,213    $2,260,220
   Extraordinary item                                                     3,202,000                   1,041,000
   Cumulative effect of a change in accounting principle    3,059,000
   Net income                                              $9,175,770   $10,308,628    $  734,213    $3,301,220

2) Weighted average shares outstanding                      6,576,172     6,747,759     6,492,165     6,707,492
3) Incremental shares under stock options
    computed under the treasury stock method
    using the average market price of
    issuer's stock during the periods                         126,757       225,547       105,316       239,205
4) Weighted average shares and common
    equivalent shares outstanding                           6,702,929     6,973,306     6,597,481     6,946,697
5) Weighted average shares outstanding
    which were used for calculation                         6,576,172(A)  6,973,306     6,492,165(A)  6,946,697
6) Income per share before extraordinary item
    (item 1 divided by item 5) and cumulative effect
    of a change in accounting principle                    $     0.93   $      1.02          0.11          0.33
   Extraordinary item per share                                                0.46                        0.15
   Cumulative effect of a change in accounting principle
    per share                                                    0.47
   Net income per share                                    $     1.40   $      1.48    $     0.11    $     0.48

Fully Diluted:
1) Unadjusted income before extraordinary item and
    cumulative effect of a change in accounting principle  $6,116,770   $ 7,106,628    $  734,213    $2,260,220
2) Interest on convertible subordinated
    debentures, net of tax effect                             738,443       805,613       246,148       268,525
3) Adjusted income before extraordinary item and
    cumulative effect of a change in accounting principle  $6,855,213   $ 7,912,202    $  980,361    $2,528,745
   Extraordinary item                                                     3,202,000                   1,041,000
   Cumulative effect of a change in accounting principle    3,059,000
   Adjusted net income                                     $9,914,213   $11,114,202    $  980,361    $3,569,745
4) Weighted average shares outstanding                      6,576,172     6,747,759     6,492,165     6,707,492
5) Incremental shares under stock options
    computed under the treasury stock method
    using the higher of the average or ending
    market price of issuer's stock at the end
    of the periods                                            126,757       244,680       105,316       244,680
6) Incremental shares relating to
    convertible subordinated debentures                     1,183,042     1,183,042     1,183,042     1,183,042
7) Weighted average shares and common
    equivalent shares outstanding                           7,885,971     8,175,481     7,780,523     8,135,214
8) Income per share before extraordinary item (item 3
    divided by item 7) and cumulative effect of a change
    in accounting principle                                $     0.87   $      0.97    $     0.11    $     0.31
   Extraordinary item per share                                                0.39                        0.13
   Cumulative effect of change in accounting principle           0.39
   Net income per share                                    $     1.26   $      1.36    $     0.11(B) $     0.44
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(A) Dilutive effect of common equivalent shares not included since dilution is less than 3%.
(B) Computes to $.13 per share for the three months ended June 30, 1994.
    Since this would result in anti-dilution, fully diluted earnings per share equals primary per share.

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